May 13, 2022

Western Asset Management Company, LLC

385 East Colorado Boulevard

Pasadena, CA 91101

Legg Mason Partners Fund Advisor, LLC

620 Eighth Avenue

New York, NY 10018

Re:	Commodity Trading Adviser Exemption

Ladies and Gentlemen:

Reference is made to the investment advisory agreements (each, an “Agreement”) by and between Legg Mason Partners Fund Advisor, LLC (the “Manager”) and Western Asset Management Company, LLC (the “Subadviser”) with respect to the registered investment companies identified on Schedule A (each, a “Fund”).

In order to facilitate the Subadviser’s ability to rely on one or more exemptions or exclusions applicable to commodity trading advisors, the Manager, on behalf of itself and each Fund, confirms its understanding that its account has been treated as, and hereby consents to the continued treatment of its account as, an “exempt account” under Commodity Futures Trading Commission Rule 4.7 (“CFTC Rule 4.7”). Each of the Funds and the Manager is a “qualified eligible person” (“QEP”) as set forth in section (a) of CFTC Rule 4.7. The Manager will promptly notify the Subadviser if it or a Fund ceases to be a QEP.

In addition, the following notice shall be deemed to be added immediately above the signature line in each such Agreement:

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY TRADING ADVISOR MAY ENGAGE IN TRADING FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED

STATES MARKET MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE YOUR TRANSACTIONS MAY BE EFFECTED. BEFORE YOU TRADE YOU SHOULD INQUIRE ABOUT ANY RULES RELEVANT TO YOUR PARTICULAR CONTEMPLATED TRANSACTIONS AND ASK THE FIRM WITH WHICH YOU INTEND TO TRADE FOR DETAILS ABOUT THE TYPES OF REDRESS AVAILABLE IN BOTH YOUR LOCAL AND OTHER RELEVANT JURISDICTIONS.

This letter agreement shall not change any term or condition of any Agreement, and each such Agreement shall continue in full force and effect.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be executed by their officers thereunto duly authorized. This letter agreement may be executed by the parties hereto in any number of counterparts, all of which shall constitute one and the same instrument.

LEGG MASON PARTNERS FUND ADVISOR, LLC

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President and Chief Executive Officer

WESTERN ASSET MANAGEMENT COMPANY, LLC

By:	/s/ Daniel E. Giddings
Name:	Daniel E. Giddings
Title:	Manager of Global Legal Affairs

SCHEDULE A

LIST OF FUNDS

Fund	Date of Investment Advisory Agreement
LEGG MASON PARTNERS INCOME TRUST
Western Asset California Municipals Fund	July 31, 2020
Western Asset Corporate Bond Fund	July 31, 2020
Western Asset Emerging Markets Debt Fund	July 31, 2020
Western Asset Global High Yield Bond Fund	July 31, 2020
Western Asset Income Fund	July 31, 2020
Western Asset Intermediate Maturity California Municipals Fund	November 6, 2020
Western Asset Intermediate Maturity New York Municipals Fund	August 31, 2020
Western Asset Intermediate-Term Municipals Fund	July 31, 2020
Western Asset Managed Municipals Fund	July 31, 2020
Western Asset Massachusetts Municipals Fund	July 31, 2020
Western Asset Mortgage Total Return Fund	July 31, 2020
Western Asset Municipal High Income Fund	July 31, 2020
Western Asset New Jersey Municipals Fund	July 31, 2020
Western Asset New York Municipals Fund	August 31, 2020
Western Asset Oregon Municipals Fund	July 31, 2020
Western Asset Pennsylvania Municipals Fund	July 31, 2020
Western Asset Short Duration High Income Fund	July 31, 2020
Western Asset Short Duration Municipal Income Fund	July 31, 2020
Western Asset Short-Term Bond Fund	July 31, 2020
Western Asset Ultra-Short Income Fund	July 31, 2020

WESTERN ASSET FUNDS, INC.
Western Asset Core Bond Fund	July 31, 2020
Western Asset Core Plus Bond Fund	July 31, 2020
Western Asset High Yield Fund	July 31, 2020
Western Asset Inflation Indexed Plus Bond Fund	July 31, 2020
Western Asset Intermediate Bond Fund	July 31, 2020
Western Asset Macro Opportunities Fund	July 31, 2020
Western Asset Total Return Unconstrained Fund	July 31, 2020

LEGG MASON PARTNERS INSTITUTIONAL TRUST
Western Asset Institutional Government Reserves	July 31, 2020
Western Asset Institutional Liquid Reserves	July 31, 2020
Western Asset Institutional U.S. Treasury Obligations Money Market Fund	July 31, 2020
Western Asset Institutional U.S. Treasury Reserves	July 31, 2020
Western Asset Premier Institutional Government Reserves	July 31, 2020
Western Asset Premier Institutional Liquid Reserves	July 31, 2020
Western Asset Premier Institutional U.S. Treasury Reserves	October 9, 2020
Western Asset Select Tax Free Reserves	July 31, 2020
Western Asset SMASh Series C Fund	July 31, 2020
Western Asset SMASh Series Core Plus Completion Fund	July 31, 2020

Western Asset SMASh Series Core Completion Fund	July 31, 2020
Western Asset SMASh Series M Fund	July 31, 2020
Western Asset SMASh Series TF Fund	July 31, 2020

LEGG MASON PARTNERS MONEY MARKET TRUST
Western Asset Government Reserves	August 31, 2020
MASTER PORTFOLIO TRUST
Government Portfolio	July 31, 2020
Liquid Reserves Portfolio	July 31, 2020
U.S. Treasury Obligations Portfolio	July 31, 2020
U.S. Treasury Reserves Portfolio	July 31, 2020

LEGG MASON PARTNERS VARIABLE INCOME TRUST
Western Asset Core Plus VIT Portfolio	July 31, 2020
Western Asset Variable Global High Yield Bond Portfolio	July 31, 2020